                                   Round II
                                 Appendices To


                             Preliminary Report to
                         The Special Committee of Gas

                        Analyses Performed at $2.50 Per Share



                           A.G.Edwards & Sons, Inc.
                                 INVESTMENT BANKING


                                  May 4, 1998

Equity Purchase Price Calculation
Implied Equity Value of Oil's Assets
(units in thousands, $ in millions,
 except per unit amounts)

---------------------------------------------------------------------------------------------------------------------------------
                                       Purchase Price of Oil's Equity                   Purchase Price of Oil's Equity
                                       ------------------------------       -----------------------------------------------------

                                           Value of Securities               Equity Value of Oil's       Value of Oil's GP and
Event                                    Paid to Oil Shareholders             Heating Oil Assets       Subordinated Units in Star
------------------------------------    -------------------------           ----------------------   ---------------------------
 Issuance of Senior Subordinated
 Units to Public Oil Shareholders         2,160  x  $ 19.86
                                         ------------------
                                              $42.9                               $42.9                                 --
 Distribution of General Partner
 Units to Inside Oil Shareholders           127  x  $ 21.46
                                         -------------------
                                               $2.7                                  --                                $2.7
 Distribution of Subordinated
 Units to Inside Oil Shareholders           540  x  $ 16.44
                                         -------------------
                                               $8.9                                  --                                $8.9
 Issuance of General Partner
 Units to Inside Oil Shareholders           147  x  $ 21.46
                                         -------------------
                                               $3.2                                $3.2                                 --
 Issuance of Senior Subordinated
 Units to Inside Oil Shareholders           441  x  $ 19.86
                                         -------------------
                                               $8.8                                $8.8                                 --
Retire Subordinated Units                                                                                       1,856   x    $16.44
                                                                                                               --------------------
                                                                                 ($30.5)                              $30.5

                                                                                  $24.3                               $42.1
                                              -----                                 -------------------------------------
Total                                         $66.4                                                $66.4


Divided by 26,563 shares of Oil's Common stock =  $ 2.50 per share

PREMIUM PAID ANALYSIS

----------------------------------------------------------------------------------------------------------------------------------
                                                 Dollars
    STOCK PRICE PREMIUM ANALYSIS(a)            in thousands               Notes
-----------------------------------------    ----------------             --------------------------------------------------------
Equity purchase price of Oil                    $   66,408                  $2.50 share price x 26,563 shares.

Premium to stock price one day prior                  53.8%                 $1.625 close on April 22, 1998.
Premium to stock price one month prior                60.0%
Premium to stock price three months prior              0.0%
Premium to stock price six months prior              -20.0%

             PURCHASE PRICE
-----------------------------------------

Equity purchase price of heating oil            $   24,294
 assets
Debt assumption value (b)                          338,223
                                                ----------
Aggregate purchase price of heating oil         $  362,517
 assets                                         ==========

                MULTIPLES
----------------------------------------                                 -----------
                                                                          MULTIPLES    NOTES
                                                                         -----------   ---------------------------------------------
1997 Revenue                                    $  548,141                   0.7  x    As a multiple of aggregate transaction value.
1997 EBITDA (c)                                     36,010                  10.1       As a multiple of aggregate transaction value.
1997 EBIT (d)                                        6,264                  57.9       As a multiple of aggregate transaction value.
1997 Net loss to common shares (d)               ($ 19,338)                   NM       As a multiple of equity value.
Equity (e)                                        (177,033)                   NM       As a multiple of equity value.

1997 Adjusted EBITDA (c)                            43,040                   8.4  x    As a multiple of aggregate transaction value.
1998 EBITDA budget (c)                              43,440                   8.3       As a multiple of aggregate transaction value.
Adj. 1998 EBITDA  budget (c)                        38,440                   9.4       As a multiple of aggregate transaction value.
1999P EBITDA (c)                                    45,858                   7.9       As a multiple of aggregate transaction value.

                                                                         -----------

_______________________________________________________
(a) Updated through April 22, 1998.
(b) Includes cost of debt at assumed redemption value, preferred stock at assumed redemption value, transaction fees, and certain off-balance sheet liabilities, net of excess cash.
(c) Calculated as gross profit minus SG&A expense and direct delivery expense.
(d) Excludes restructuring charge, pension curtailment expense, provision for supplemental benefits and corporate identity expense.
(e) As of 12/31/97.

Transaction Multiple Analysis
Firm Valuation

     --------------------------------------------------------------------------------------------------------------
     Equity Purchase Price of Heating Oil Assets                                 $ 24,294,340
                                                                                                   ----------------
       +  Cost of Debt at Redemption Value                                        290,992,000

       +  Cost of Preferred stock at Redemption Value                              34,375,000

       +  Transaction Fees                                                         19,104,000

                                                                                                      -- 338,223,100

       +  Off-Balance Sheet Pension and Tax Liability                               8,500,000

       -  Excess Cash

               Oil's cash balance at 9/30/98 (a)           22,355,000
               Required cash on hand                         (500,000)
               Additional Surplus (b)                      (7,107,100)             14,747,900
                                                                                                   ----------------
                                                                               ----------------
     Firm Value                                                                  $362,517,440
                                                                               ================

_______________________________________________________________________________
   (a) Includes cash collateral of $9,350,000.
   (b) Assumes an Additional Surplus of $1.10 per new common unit issued is funded by Oil.

Transaction Multiple Analysis
Transaction Multiples for Firm Valuation

   -----------------------------------------------------------------------
                                     EBITDA
                      ---------------------------------
    Purchase Price         Year                Amount     Multiple Paid
   ---------------    ------------------    -----------  -----------------
    $362,517,440      1997 Adjusted         $43,040,000      8.4x

    $362,517,440      Adjusted 1998 Budget  $38,440,000      9.4x

    $362,517,440      1999 Projected        $45,858,000      7.9x

Transaction Multiple Analysis
Distribution of Value


------------------------------------------------------------------------------------------------------------------------------------
OIL

1997 Adjusted           EBITDA
   EBITDA               Multiple                Purchase Price
--------------      ----------------        ----------------------
 $43,040,000              8.4x                   $362,517,440



Ability to Further Consolidate Heating Oil Industry                             Core Business
---------------------------------------------------                         --------------------
                        Acquisition                                             EBITDA                           $ 43,040,000
    EBITDA               Multiple               Purchase Price                  EBITDA Decline Rate                      7.75% (a)
--------------      ----------------        ----------------------              WACC                                     7.80%

  $6,315,789              4.75x                  $ 30,000,000

Decline Rate                                             7.75% (a)
WACC                                                     7.80%
Perpetuity                                       $ 40,617,940
Purchase Price                                   $ 30,000,000
                                            ----------------------
Net Present Value of the Heating Oil Acq.        $ 10,617,940

Value in perpetuity of Ability to
                                            ----------------------                                              --------------
  Consolidate Heating Oil Industry               $136,140,329                   Value of Core Business           $276,797,720
                                            ======================                                              ==============

                                                     ------------------------------------------------------------------

--------------------------------------------------------------------------------
Implied Total Valuation                                          $412,938,049

% of Valuation attributable to core business                         67.0%

% of Valuation attributable to consolidation opportunities           33.0%
--------------------------------------------------------------------------------

(a) A.G. Edwards'estimate of the decline rate of EBITDA based on a 4.1% attrition rate.

Transaction Multiple Analysis
Transaction Multiples for Existing Heating Oil Business

------------------------------------------------------------------------------------------------------------------------------------

        Revised                             EBITDA
                              -------------------------------------
     Purchase Price (a)             Year               Amount               Multiple Paid
-----------------------       ----------------    -----------------     ---------------------
     $243,000.133             1997 Adjusted          $43,040,000                5.6x

     $243,000,133             Adjusted 1998 Budget   $38,440,000                6.3x

     $243,000,133             1999 Projected         $45,858,000                5.3x

------------------------------------------------------------------------------------------------------------------------------------

(a) Represents A.G. Edwards' estimate of the portion of the $362.5 million price being paid for Oil's heating oil business that can be attributable to its core business. Calculation: $362.5 million x 66.9%.

Accretion/Dilution Analysis
Variations in Margin Growth Rates and Acquisition Assumptions

          ------------------------------------------------------------------------------------------------------------------
                                                     $2.00 per share                         $2.50 per share
                                                     4.1% Attrition                           4.1% Attrition
                                      Gas            $0.00 Margin growth                      $0.00 Margin growth
                                  Stand-alone        $30.0mm at 4.75x Acquisitions           $30.0mm at 4.75x Acquisitions
                                ---------------     --------------------------------         -------------------------------
          DCF PER UNIT
          1998E (a)                  $1.220                      $1.770                        $1.680
          1998N (b)                   1.930                       2.500                         2.370
          l999P                       2.090                       2.780                         2.630

          ACCRETION / DILUTION
          1998E (a)                                               45.1%                         37.7%
          1998N (b)                                               29.5%                         22.8
          1999P                                                   33.0%                         25.8%

          COMMON UNIT COVERAGE
          1998E (a)                   0.90x                       l.00x                         1.00x
          1998N (b)                   1.42                        1.41                          1.41
          1999P                       1.48                        1.50                          1.50

          TOTAL UNIT COVERAGE
          1998E (a)                   0.55x                       0.81x                         0.76x
          1998N (b)                   0.88                        1.14                          1.08
          1999P                       0.95                        1.21                          1.15

          LEVERAGED UNIT COVERAGE (c)
          1998E (a)                   0.94x                       l.00x                         l.00x
          1998N (b)                   1.21                        1.18                          1.18
          1999P                       1.24                        1.22                          1.22
          ------------------------------------------------------------------------------------------------------------------

          (a) 1998 estimate assumes no acquisitions for either company, and is adjusted to reflect actual results through 3/31/98.
          (b) 1998 budgeted.
          (c) Defined as (DCF + Int)/[((GP units + common units)* MQD) + Int)]

      Public Company Analysis

         [_] A.G. Edwards compared certain financial and market information of Gas on a historical and pro forma basis to that of certain public master limited partnerships which A.G. Edwards deemed relevant for the purposes of this analysis. A.G. Edwards reviewed the trading multiples from a total of 6 public propane master limited partnerships.

         [_]   The selected propane master limited partnerships are as
               follows:
               -  AmeriGas Partners, L.P.              -  Heritage Propane
                                                          Partners, L.P.
               -  Cornerstone Propane Partners, L.P.   -  National Propane
                                                          Partners, L.P.
               -  Ferrellgas Partners, L.P.            -  Suburban Propane
                                                          Partners, L.P.

         [_]   No company used in the analysis is identical to Gas.

         Public Comparable Companies (a)
         -------------------------------------------------------------------------------------------------------------------
                                                                                       Public                  Public
                                                                   Pro Forma          Company                  Company
                                                   Gas                Gas             Medians                  Ranges
         -------------------------------------------------------------------------------------------------------------------
         Yield                                      10.0%             10.5%              9.6%               8.5% to 10.6%
         Firm value/LTM EBITDA                      12.7x (b)         10.5x (b)         12.5x               9.8x to 16.7x
         Firm value/1998 normalized EBITDA           8.7x (c)          8.2x (c)         11.5x              10.3x to 13.7x
         Equity Market Cap/LTM DCF                  18.0x (d)         13.1x (d)         15.7x               9.4x to 25.5x
         Equity Market Cap/1998 normalized DCF       9.7x (e)          8.3x (e)         13.9x              11.6x to 16.9x
         LTM commnon unit coverage                   0.9x (f)          1.0x (f)          1.4x               0.6x to 1.5x
         1998E common unit coverage                  1.5x (g)          1.5x (g)          1.4x               0.9x to 1.9x
         LTM total unit coverage                     0.6x (f)          0.8x (f)          0.7x               0.4x to l.0x
         1998E total unit coverage                   1.0x (g)          1.1x (g)          0.7x               0.7x to l.0x
         1998E leveraged unit coverage               1.2x (g)(h)       1.2x (g)(h)       1.1x               0.9x to 1.3x
         -------------------------------------------------------------------------------------------------------------------

         (a) Public comparable companies include: APU, CNO, FGP, HPG, CNL and
             SPH.
         (b) Firm value/adjusted 1998 budget EBITDA.
         (c) Firm value/1999 estimated EBITDA.
         (d) Equity market cap/adjusted 1998 budget EBITDA.
         (e) Equity market cap/l999 estimated DCF.
         (f) Adjusted 1998 budget.
         (g) 1999 estimates.
         (h) Defined as (DCF + interest)/(((GP units + common units)*MQD)+ interest).

Public Company Analysis
($ in millions, except per unit data)

------------------------------------------------------------------------------------------------------------------------------------

                                                    Closing        Implied        Implied                                 Common
                                                    Price on     Market Value      Firm         Distribution              Units/
Company                                   Ticker    (4/22/98)      of Equity       Value          per Unit      Yield   Total Units
------------------------------------------------------------------------------------------------------------------------------------

Gas                                 (a)               $21.938        $139.4         $232.0          $2.20       10.0%       60.3%

AmeriGas Partners L.P.                     APU         25.938       1,108.6        1,867.2           2.20        8.5%       52.8%
Cornerstone Propane Partners, L.P.  (d)    CN0         22.688         455.7          671.7           2.16        9.5%       66.5%
Ferrellgas Partners L.P.            (e)    FGP         20.875         666.6        1,192.3           2.00        9.6%       47.0%
Heritage Propane Partners L.P.             HPG         23.125         197.8          371.8           2.00        8.6%       55.8%
National Propane Partners L.P.             NPL         20.313         232.9          375.6           2.10       10.3%       59.6%
Suburban Propane Partners L.P.      (f)    SPH         18.813         551.4          942.0           2.00       10.6%       75.1%

-----------------------------------------------------------------------------------------------------------------------------------
Mean                                                                                                             9.5%       59.5%
Median                                                                                                           9.6%       57.7%
-----------------------------------------------------------------------------------------------------------------------------------

Pro Forma                                           $  21.938      $  300.7 (g)   $  599.5 (h)     $ 2.30       10.5%       75.1%


----------------------------------------------------------------------------------------------------------------------------------
                                                     LTM Distributable Cash Flow/                  FY98E Distributable Cash Flow/
                                                     ----------------------------                  -------------------------------
                                                   Distribution to    Distribution     FY98E      Distribution to    Distribution
Company                                             Common Units     to Total Units   DCF/unit     Common Units     to Total Units
----------------------------------------------------------------------------------------------------------------------------------
Gas                                                       0.9x (b)       0.6x (b)     $ 2.09 (c)         1.5x (c)        1.0x (c)

AmeriGas Partners L.P.                                    1.5x           0.8x           2.14             1.9x            l.0x
Cornerstone Propane Partners, L.P.                        0.6x           0.4x           1.47             1.1x            0.7x
Ferrellgas Partners L.P.                                  1.4x           0.7x           1.34             1.4x            0.7x
Heritage Propane Partners L.P.                            1.3x           0.8x           2.01             1.8x            1.0x
National Propane Partners L.P.                            0.9x           0.5x           1.60             1.3x            0.8x
Suburban Propane Partners L.P.                            1.4x           1.0x           1.41             0.9x            0.7x

------------------------------------------------------------------------------------------------------------------------------------

Mean                                                      1.2x           0.7x                            1.4x            0.8x
Median                                                    1.4x           0.7x                            1.4x            0.7x
------------------------------------------------------------------------------------------------------------------------------------


Pro Forma                                                 1.0x (b)       0.8x (b)       2.64 (c)         1.5x            1.1x (c)

----------------------------------
1998 estimates per A.G. Edwards' research, except for Gas, Oil, and Pro Forma. Implied Firm Value equals common, subordinated and GP units, multiplied by the market price of common units plus debt, less cash.
(a) Pro Forma for the Pearl Gas acquisition and the common unit offering. Fiscal 1997 maintenance capital expenditure used as LTM figure.
(b) For Gas and Pro Forma only, LTM DCF figures are adjusted 1998 budget DCF estimates.
(c) For Gas and Pro Forma only, FY98E DCF figures are 1999 DCF estimates.
(d) Financial information pro forma for common unit offering. Maintenance capital expenditures assumed to be 8% of EBITDA due to lack of disclosure.
(e)Maintenance capital expenditures assumed to be 8% of EBITDA due to lack of disclosure.
(f) Financial figures exclude $5.1 million gain from sale of minority interest.
(g) 13,708 units x $21.375.
(h) $300.7 in equity plus $318.989 pro forma debt, less $10.839 cash and $9.350 in cash collateral.

PUBLIC COMPANY ANALYSIS

                                             LTM                   1998E            LONG TERM           LTM         FIRM VALUE/
                                           LEVERAGED             LEVERAGED            DEBT/            EBITDA/          LTM
                                       UNIT COVERAGE (A)      UNIT COVERAGE (A)     FIRM VALUE        INT. EXP.        EBITDA
                                     --------------------------------------------------------------------------------------------
GAS                                        0.9x (b)              1.2x (c)              41.4%           2.3x (d)      12.7x (d)

AmeriGas Partners, L.P.                    1.2x                  1.3x                  37.3%           2.2x          12.6x
Cornerstone Propane Partners, L.P.         0.8x                  1.0x                  35.1%           2.1x          16.7x
Ferrellgas Partners, L.P.                  1.2x                  1.1x                  41.5%           2.1x          12.5x
Heritage Propane Partners, L.P.            1.lx                  1.3x                  46.0%           2.6x          10.9x
National Propane Partners, L.P.            0.9x                  1.1x                  36.8%           3.2x          16.3x
Suburban Propane Partners, L.P.            1.2x                  0.9x                  45.5%           2.9x           9.8x

---------------------------------------------------------------------------------------------------------------------------------
MEAN                                       1.1x                  1.1x                  40.4%           2.5x          13.1x
MEDIAN                                     1.1x                  1.1x                  39.4%           2.4x          12.5x
---------------------------------------------------------------------------------------------------------------------------------

PRO FORMA                                  1.0x (b)              1.2x (c)              53.2%           2.1x (d)      l0.5x (d)

                                         FIRM VALUE/       EQUITY            EQUITY
                                            1998E        MARKET CAP/       MARKET CAP/
                                           EBITDA          LTM DCF          1998E DCF
                                         -----------------------------------------------
GAS                                        8.7x (e)       18.0x (f)           9.7x (g)

AmeriGas Partners, L.P.                   12.1x           15.5x              14.1x
Cornerstone Propane Partners, L.P.        13.7x           25.5x              16.9x
Ferrellgas Partners, L.P.                 12.0x           15.8x              15.9x
Heritage Propane Partners, L.P.           10.6x           15.7x              11.6x
National Propane Partners, L.P.           11.Ox           18.0x              13.0x
Suburban Propane Partners, L.P.           10.3x            9.4x              13.6x

----------------------------------------------------------------------------------------
MEAN                                      11.6x           16.6x              14.2x
MEDIAN                                    11.5x           15.7x              13.9x
----------------------------------------------------------------------------------------

PRO FORMA                                  8.2x (e)       13.1x (f)           8.3x (g)

-------------------------------------------------------------
EBITDA is defined as net income (loss) before extraordinary items plus interest, income taxes, depreciation and amortization, impairment expense, and other non-recurring and non-operating items.
(a)  Defined as (DCF + interest)/(((GP units + common units)*MQD)+interest).
(b) For Gas and Pro forma only, LTM leveraged unit coverage figures use adjusted 1998 budget estimates.
(C) For Gas and Pro Forma only, 1998E leveraged unit coverage figures use 1999 estimates.
(d) For Gas and Pro Forma only, LTM EBITDA figures are adjusted 1998 budget estimates.
(e)  For Gas and Pro Forma only, 1998E EBITDA figures are 1999 estimates.
(f)  For Gas and Pro Forma only, LTM DCF figures are adjusted 1998 budget
     DCF estimates.
(g) For Gas and Pro Forma only, 1998E DCF figures are 1999 DCF estimates.

DISCOUNTED CASH FLOW ANALYSIS
PRO FORMA WEIGHTED AVERAGE COST OF CAPITAL DERIVATION
($ IN MILLIONS)

---------------------------------------------------------------------------------------------------
                                  TOTAL                                     TOTAL
                                  MARKET            TOTAL IMPLIED   TOTAL  DEBT AS
                         LEVERED   VAL.     UNIT    UNITS  MARKET   DEBT/   % OF
                          BETA     DEBT   PRICE AT  OUT.  VALUE OF  TOTAL   TOTAL  UNLEVERED
COMPARABLE COMPANY         (A)   (BK=MKT) (4/22/98) (MIL)  EQUITY   EQUITY CAPITAL   BETA
---------------------------------------------------------------------------------------------------
AmeriGas Partners, L.P.   0.52    $777.8   $25.938   41.9 $1,108.6   70.2%  41.2%    0.306
Cornerstone Propane
 Partners, L.P.           0.41     235.8    22.688   19.7    455.7   51.7%  34.1%    0.270
Ferrellgas Partners,
 L.P.                     0.39     537.2    20.875   31.3    666.6   80.6%  44.6%    0.216
Heritage Propane
 Partners, L.P.           0.44     176.9    23.125    8.4    197.8   89.4%  47.2%    0.232
National Propane
 Partners, L.P.           0.34     147.4    20.313   11.2    232.9   63.3%  38.8%    0.208
Star Gas Partners, L.P.   0.34      96.0    21.938    6.2    139.4   68.9%  40.8%    0.201
Suburban Propane
 Partners, L.P.           0.38     428.2    18.813   28.7    551.4   77.6%  43.7%    0.214

                                                    ---------------------------
Comparable group's average unlevered                Pro forma capitalization--
 beta:                                        0.23  at market (b)
Pro forma debt-to-equity ratio (b):          106.1% Total debt                     $319.0    51.5%
Pro forma debt as a percent of total
 capital (b):                                 51.5% Total equity                    300.7    48.5%
                                                                                    -----    ----
Comparable group's beta relevered for               ----------------------------
 pro forma capital structure:                0.384                                  $619.7   100.0%
                                           =======
DERIVATION OF WEIGHTED AVERAGE COST OF CAPITAL:              MARKET RISK PREMIUM RANGE (D)
-----------------------------------------------              -----------------------------
                                                                 11.3%  12.3%  13.3%
                                                                 -------------------
Pro forma theoretical levered beta:                    0.384
Assumed % of equity in Pro forma capital structure
 (b):                                                   48.5%
Risk-free rate of return (c):                            5.7%
Pro forma cost of equity range (at various market
 risk premiums):                                                 10.0%  10.4%  10.8%
                                                                 ====   ====   ====
Pro forma assumed tax rate:                             35.0%
Assumed % of debt in capital structure (b):             51.5%
Pro forma estimated cost of debt (e):                    8.2%
Pro forma estimated after-tax cost of debt:              5.3%     5.3%   5.3%   5.3%

                                                               ------   ----   ----
Pro forma weighted average cost of capital range                  7.6%   7.8%   8.0%
 (f):                                                          ------   ----   ----
                                                               --------------------

------
(a) Source: Bloomberg. 143 week (maximum weekly time period allowed, or the number of weeks available, which may be less than 143) adjusted beta relative to the S&P 500 index.
(b) Market value of long-term debt is assumed to be equal to the book value.
(c) Ten-year Treasury rate on April 22, 1998.
(d) Ibbotson Associates 1997. Total returns for small company stocks of 17.7% minus the risk-free rate.
(e) Based on Pro forma current debt structure.
(f) Calculation based upon use of the Capital Asset Pricing Model (CAPM).